RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED MARCH 11, 2014 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST.

MBT Financial Corp.

Incorporated under the laws of the State of Michigan

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of MBT Financial Corp.

Subscription Price: $4.25 per Share

THIS SUBSCRIPTION RIGHT WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON APRIL 15, 2014, UNLESS EXTENDED BY THE COMPANY.

To exercise your subscription right please complete the subscription information on the reverse of this certificate and follow the instructions printed there.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed above is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase .0664 share of Common Stock without par value of MBT Financial Corp., a Michigan corporation, at a subscription price of $4.25 per share (the "Basic Subscription Right"), pursuant to a rights offering (the "**Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the** instructions printed on the reverse of this certificate. **If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exer**cise of their Basic Subscription Right (the "Excess Shares"), any Rights holder that exercises their Basic Subscription Right in full may subscribe for a number of Excess Shares up to a maximum of three times the holders Basic Subscription Right, pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights may be exercised by completing the reverse of this certificate and retuning it together with full payment of the subscription price for each share of Common Stock in accordance with the instructions on the reverse of this Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of MBT Financial Corp. and the signatures of its duly authorized officers.

Dated:

____
President, Chief Executive Officer

____
Executive Vice President and Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:
AUTHORIZED SIGNATURE

DELIVERY OF SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.
If delivering by mail, hand or overnight courier:
American Stock Transfer & Trust Company, LLC, Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) : EXERCISE OF BASIC SUBSCRIPTION RIGHT

Step #1 - First compute the number of common shares you may purchase with your Basic Subscription Right.

Number of Rights _________ (printed on the front right corner of this certificate)

x .0664 = ______________.

Then round down to the next whole share:

____________ is your maximum Basic Subscription Right.

Step #2 - Indicate how many shares (but not more than you may purchase as computed above) you desire to purchase under your Basic Subscription Right.

I apply for _____________ shares x $4.25 = $_______________
(no. of new shares) (subscription price)

Example: If you own 100 shares your Basic Subscription Right entitles you to purchase 6 shares. [100 x.0664 = 6.64, rounded down to 6].

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares, you may subscribe for up to a maximum number of additional shares equal to three times your Basic subscription Right, pursuant to your Oversubscription Privilege:

I apply for___ ___________ shares x $4.25 = $______________
(no. of new shares) (subscription price)

Example: If you own 100 shares your Oversubscription Privilege entitles you to purchase an additional 18 shares. [Basic Subscription Right entitles you to purchase 6 shares x 3 = 18].

(c) TOTAL AMOUNT OWED FOR SHARES SUBSCRIBED

From (a) above $________ plus (b) above $_________ = $_________

(d) METHOD OF PAYMENT (CHOOSE ONE)

- ☐ Check or bank draft payable to "American Stock Transfer & Trust Company, LLC".
- ☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO MBT Financial Corp., with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the direct registration book-entry advice to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

____
____
____

FORM 3-SIGNATURE- REQUIRED

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 5% of the Company's outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering and assuming the maximum offering amount is issued) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 5% of the Company's outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company's Common Stock (with respect to (1) or (2), any such excess shares, the "Excess Shares"). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $4.25 per share subscription price and the closing price of the Company's Common Stock on the NASDAQ Stock Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company's intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

SIGNATURE

____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

(ONLY REQUIRED IF YOU COMPLETED FORM 2 ABOVE)

This form must be completed only if you have completed Form 2 to above.

Signature Guaranteed: ______________________________________
(Name of Bank or Firm)

By:____
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE COMPLETION OF THIS FORM CONTACT AMERICAN STOCK TRANSFER AT (800) 934-5449. FOR QUESTIONS REGARDING THE OFFERING CONTACT DONNELLY PENMAN & PARTNERS, THE SALES AGENT, AT (313) 393-3074.